UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1 )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Quanex Building Products Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Quanex Building Products Corporation

AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON February 27, 2020

The date of this Amendment is February 21, 2020

EXPLANATORY NOTE

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Quanex Building Products Corporation (the “Company”) with the U.S. Securities and Exchange Commission on January 29, 2020 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on February 27, 2020 (the “Annual Meeting”), and should be read together with the Original Filing. Other than as set forth below, no changes have been made to the Original Filing.

The sole purpose of this filing is to clarify the vote required for Proposal No. 2, Approval of Adoption of the Quanex Building Products Corporation 2020 Omnibus Incentive Plan (the “Proposal”) as described on page 21 of the Original Filing under the heading “Proposal 2 - Vote Required.” The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2 is required to approve Proposal 2. Abstentions with respect to the approval of Proposal 2 will have the effect of a vote "AGAINST" the Proposal. Broker non-votes will have no effect on Proposal 2.

Page 21 of the Original Filing stated that the vote required for the Proposal was the affirmative vote of a majority of the votes cast upon the proposal at the Annual Meeting and, accordingly, may have created uncertainty regarding the treatment of abstentions (which will be considered as present or represented by proxy at the Annual Meeting but not as votes cast in respect of a proposal).

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On January 29, 2020, the Company filed the proxy statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ CAREFULLY THE PROXY MATERIALS, INCLUDING THE PROXY STATEMENT, THIS AMENDMENT AND THE ANNUAL REPORT, AS THEY CONTAIN IMPORTANT INFORMATION TO CONSIDER WHEN DECIDING HOW TO VOTE ON THE MATTERS BROUGHT BEFORE THE 2020 ANNUAL MEETING.

This amendment is also available electronically, together with our other proxy materials, on the Company’s website at https://investors.quanex.com/. In addition, stockholders can access at no charge documents filed by the Company with the SEC, including the proxy statement and this amendment, at the SEC’s website at www.sec.gov.